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                                                                       Exhibit 5

                                  June 3, 1999


Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado  80202

         RE:      Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel to Forest Oil Corporation, a New York corporation ("Forest"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 3,217,500 shares of Forest's common stock, par value $.10 per share ("Common Stock").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and Bylaws of Forest, each as amended to the date hereof, and (ii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will become effective; (ii) the Common Stock will be sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement; and (iii) any definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by Forest and the other parties thereto.

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         Based on the foregoing, we are of the opinion that:

         1. Forest has been duly incorporated and is validly existing as a corporation under the laws of the State of New York.

         2. The shares of Common Stock to be sold pursuant to the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable.

                                                     Very truly yours,


                                                     VINSON & ELKINS L.L.P.